Exhibit 10.1

January 7, 2022

Authentic Equity Acquisition Corp.
32 Elm Place, 2nd Floor
Rye, NY 10580

Re:	Insider Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with the appointment of the undersigned, Robert Ernst (the “Insider”), as a director of Authentic Equity Acquisition Corp., a Cayman Islands exempted company (the “Company”). The Insider acknowledges that the Company has consummated its initial public offering on January 20, 2021 (the “Public Offering”) of 23,000,000 units (including 3,000,000 units purchased pursuant to the Underwriters’ option to purchase additional units, the “Units”), each comprised of one Class A ordinary share, par value $0.0001 per share (the “Ordinary Shares”), of the Company and one-half of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. Certain capitalized terms used herein are defined in paragraph 1 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Insider hereby agrees with the Company as follows:

1. Definitions. As used herein, the term:

(a) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

(b) “Forward Purchase Agreement” shall mean that certain forward purchase agreement entered into between the Company and the Sponsor, relating to the purchase by GEPT of certain forward purchase rights from the Company, in exchange for $824,500, including (i) the purchase by GEPT, in its discretion, of an amount designated by the Company, which amount will not exceed the lesser of (A) $50,000,000 of units and (B) 19.99% of the pro forma equity outstanding at the time of the Business Combination Closing, including but not limited to, any Ordinary Shares issued in connection with this offering, the Forward Purchase Agreement or any private placement or other offering or to any seller of the target business, with each unit consisting of one Ordinary Share and 0.425 of one Warrant to purchase one Ordinary Share at $11.50 per share, for a purchase price of $10.00 per unit, in a transaction to occur concurrently with the closing of the initial Business Combination and (ii) if GEPT makes the purchase described in clause (i), the issuance by the Company to GEPT of a number of Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares”) and warrants, each exercisable to purchase one Ordinary Share at $11.50 per share, subject to adjustment as specified therein;

(c) “Founder Shares” shall mean (i) the Class B Shares outstanding prior to the consummation of the Public Offering and (ii) the Class B Shares, if any, issued to GEPT pursuant to the Forward Purchase Agreement;

(d) “GEPT” shall mean General Electric Pension Trust;

(e) “Private Placement Warrants” shall mean (i) the warrants to purchase Ordinary Shares of the Company that will be acquired by the Sponsor for an aggregate purchase price of $5,175,500 (or up to $5,775,500 if the Underwriters’ exercise their option to purchase additional units), in a private placement that shall close simultaneously with the consummation of the Public Offering (including Ordinary Shares issuable upon conversion thereof) and (ii) the warrants, if any, issued to GEPT pursuant to clause (ii) of the definition of “Forward Purchase Agreement” (including Ordinary Shares issuable upon conversion thereof);

(f) “Public Shareholders” shall mean the holders of Ordinary Shares included in the Units issued in the Public Offering;

(g) “Public Shares” shall mean the Ordinary Shares included in the Units issued in the Public Offering;

(h) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants and the net proceeds from the Forward Purchase Agreement shall be deposited;

(i) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b);

(j) “Charter” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time; and

(k) “Underwriters” shall mean the underwriters of the Public Offering.

2. Representations and Warranties.

(a) The Insider represents and warrants to the Company that he has the full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director on the Company’s Board of Directors (the “Board”).

(b) The Insider represents and warrants that such Insider’s biographical information furnished to the Company (including any such information included in the Current Report on Form 8-K relating to the Insider’s appointment and to be filed by the Company with the Securities and Exchange Commission (the “Commission”)) is true and accurate in all material respects and does not omit any material information with respect to such Insider’s background. The Insider’s questionnaire furnished to the Company is true and accurate in all material respects. The Insider represents and warrants that such Insider is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and such Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

3. Business Combination Vote.

The Insider agrees that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, he shall vote all Founder Shares and any Public Shares held by him in favor of such proposed initial Business Combination (including any proposals recommended by the Board in connection with such Business Combination) and not redeem any Public Shares held by him in connection with such shareholder approval.

4. Failure to Consummate a Business Combination; Trust Account Waiver.

(a) The Insider hereby agrees that in the event that the Company fails to consummate its initial Business Combination within the time period set forth in the Charter, the Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Board, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Insider agrees not to propose any amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the required time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares, unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding Public Shares.

(b) The Insider acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by him, if any. The Insider hereby further waives, with respect to any Founder Shares and Public Shares held by him, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or a shareholder vote to approve an amendment to the Charter (i) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their shares redeemed in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the time period set forth in the Charter or (ii) with respect to any provision relating to the rights of holders of Public Shares (although the Insider shall be entitled to liquidation rights with respect to any Public Shares he holds if the Company fails to consummate a Business Combination within the required time period set forth in the Charter).

5. Lock-up; Transfer Restrictions.

(a) The Insider agrees that he shall not Transfer any Founder Shares held, if any (the “Founder Shares Lock-up”), until the earliest of (A) one year after the completion of an initial Business Combination and (B) the date following the completion of an initial Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding the foregoing, if, subsequent to a Business Combination, the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, the Founder Shares shall be released from the Founder Shares Lock-up.

(b) The Insider agrees that he shall not effectuate any Transfer of Private Placement Warrants or Ordinary Shares underlying such warrants until 30 days after the completion of an initial Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and Ordinary Shares underlying the Private Placement Warrants are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or Ordinary Shares, as applicable, were originally purchased; (f) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; (g) to the Company for no value for cancellation in connection with the consummation of the transactions contemplated by the Forward Purchase Agreement or of an initial Business Combination; (h) in the event of the Company’s liquidation prior to the completion of a Business Combination; or (i) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s Public Shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6. Remedies. The Insider hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the Insider of his obligations, as applicable, under paragraphs 3, 4 and 5, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. Termination. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-up Period and (ii) the liquidation of the Company.

8. Entire Agreement. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9. Assignment. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and each of his successors, heirs, personal representatives and assigns and permitted transferees.

10. Counterparts. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

11. Effect of Headings. The paragraph headings herein are for convenience only and are not part of this Letter Agreement and shall not affect the interpretation thereof.

12. Severability. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13. Governing Law. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14. Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

[Signature Page Follows]

Sincerely,

/s/ Robert Ernst
Robert Ernst

[Signature Page - Letter Agreement (Ernst)]

Acknowledged and Agreed:

AUTHENTIC EQUITY ACQUISITION CORP.

By:	/s/ David Hooper
Name:	David Hooper
Title:	Chairman and Chief Executive Officer

[Signature Page - Letter Agreement (Ernst)]

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